UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2020

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-05753616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1822 43rd St. SW, Mason City, IA	50401
	(Address of principal executive offices)	(Zip Code)

(641) 423-8525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Grain Energy, LLC (the "Company") held its 2020 annual members meeting on Monday, February 17, 2020, for the purpose of electing two directors to our board of directors and conducting an advisory Say-on-Pay vote. Votes were solicited in person and by proxy.

Proposal One: Director Election

We had three nominees for the two vacant director positions. Jerry Calease and Dustin Petersen were elected for three year terms until our 2023 annual meeting. The voting result for the director election was as follows:

Nominee	Votes For	Votes Withheld
Jerry Calease	6,990,315	225,000
Dustin Petersen	6,582,889	76,000
Reid Weiland	2,795,842	105,000

Proposal Two: Say-on-Pay

We conducted an advisory vote where our members could either endorse or not endorse our system of compensating our executive officers called a "Say-on-Pay" vote. Our members voted to endorse our system of compensating our executive officers. The voting results for the Say-on-Pay vote were as follows:

For	Against	Abstain
8,955,482	214,916	540,750

Item 8.01 Other Events

On February 17, 2020, the Company's board of directors declared a distribution of $0.10 per membership unit for members of record as of February 17, 2020. The total amount of the distribution was $1,987,300. The Company anticipates paying the distribution in February 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: February 20, 2020	/s/ Christine Marchand
Christine Marchand
Chief Financial Officer
(Principal Financial Officer)